Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Steel Partners Holdings L.P.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment 1 to this Registration Statement on Form S-4 of our report dated October 14, 2016, relating to the consolidated financial statements of ModusLink Global Solutions, Inc. and subsidiaries appearing in Steel Partners Holdings L.P.’s Form 8-K filed on January 9, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

January 24, 2017